UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

CoConnect, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-26533	63-1205304
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 5778, Beverly Hills, California	90209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (424) 256-8560

25 East 200 South, Lehi, Utah 84043
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On May 21, 2014, the Registrant sold 429,428 shares of its common stock, par value $0.001 per share, to Pacific Wave Partners Limited, a Gibraltar company (“PWP”), for an aggregate sales price of $140,303.00 ($0.33 per share), payable in cash. The shares were sold in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933 and Rules 504, 505 and 506 thereunder. PWP has resold the shares to five accredited investors who are non-U.S. residents in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933 and Rules 504, 505 and 506 and Regulation S thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CoConnect, Inc.
(Registrant)
Date: May 27, 2014
	By:	/s/ Bennett J. Yankowitz, President
(Signature)